Tyler Technologies Reports Earnings for Fourth Quarter 2020

Subscription revenue growth remains strong at 17%

PLANO, Texas – February 10, 2021 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights:

•Total revenues were $283.3 million, down 1.9% from $288.8 million for the fourth quarter of 2019. On an organic basis, revenues declined 2.1%. Non-GAAP total revenues were $283.4 million, down 1.4% from $287.4 million for the fourth quarter of 2019. On an organic basis, non-GAAP revenues declined 1.5%.
•Recurring revenues from maintenance and subscriptions were $212.4 million, up 9.5% from $194.0 million for the fourth quarter of 2019, and comprised 75.0% of fourth quarter 2020 revenues.
•Operating income was $48.0 million, up 6.4% from $45.2 million for the fourth quarter of 2019. Non-GAAP operating income was $76.4 million, up 3.3% from $73.9 million for the fourth quarter of 2019.
•Net income was $54.1 million, or $1.29 per diluted share, up 15.6% from $46.8 million, or $1.15 per diluted share, for the fourth quarter of 2019. Non-GAAP net income was $58.3 million, or $1.39 per diluted share, up 0.3% from $58.2 million, or $1.43 per diluted share, for the fourth quarter of 2019.
•Cash flows from operations were $88.8 million, up 16.5% from $76.2 million for the fourth quarter of 2019. Free cash flow was $83.7 million, up 25.8% from $66.5 million in the fourth quarter of 2019. Cash and investments totaled $758.5 million at December 31, 2020.
•Adjusted EBITDA was $83.2 million, up 1.3% from $82.2 million for the fourth quarter of 2019.
•Software subscription arrangements comprised approximately 73% of total new software contract value in the fourth quarter, compared to approximately 54% in the fourth quarter of 2019.
•Subscription bookings in the fourth quarter added $11.0 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues were $849.8 million, up 10.4% from $769.9 million for the fourth quarter of 2019.

Full Year 2020 Financial Highlights:

•Total revenues were $1.117 billion, up 2.8% from $1.086 billion in 2019. On an organic basis, revenues grew 1.3%. Non-GAAP total revenues were $1.117 billion, up 2.4% from $1.091 billion in 2019. On an organic basis, non-GAAP revenues grew 0.9%.
•Recurring revenues from maintenance and subscriptions were $818.2 million, up 12.6% from $726.7 million in 2019, and comprised 73.3% of 2020 revenues.
•Operating income was $172.9 million, up 10.6% from $156.4 million in 2019. Non-GAAP operating income was $299.5 million, up 8.4% from $276.2 million in 2019.

Tyler Technologies Reports Earnings
For Fourth Quarter 2020
February 10, 2021

•Net income was $194.8 million, or $4.69 per diluted share, up 33.0% from $146.5 million, or $3.65 per diluted share in 2019. Non-GAAP net income was $229.3 million, or $5.52 per diluted share, up 7.8% from $212.6 million, or $5.30 per diluted share in 2019.
•Cash flows from operations were $355.1 million, up 39.4% from $254.7 million in 2019. Free cash flow was $326.6 million, up 53.6% from $212.7 million in 2019.
•Adjusted EBITDA was $326.0 million, up 7.5% from $303.4 million in 2019.
•Software subscription arrangements comprised approximately 62% of total new software contract value in 2020, compared to approximately 63% in 2019.
•Subscription bookings in 2020 added $42.8 million in annual recurring revenue.
•Total backlog was a new high of $1.59 billion, up 9.4% from $1.46 billion at December 31, 2019. Software-related backlog (excluding appraisal services) was $1.55 billion, up 8.7% from $1.43 billion at December 31, 2019.
•Effective January 1, 2020, Tyler adopted the requirements of ASU No. 2016-13, Financial Instruments-Credit Losses, with no material impact to our consolidated financial statements.

“Tyler's team executed well in a challenging environment during the fourth quarter, concluding 2020 with strong earnings and record cash flows,” said Lynn Moore, Tyler’s president and chief executive officer. “Software license and service revenues continued to be pressured by longer sales cycles, delays in projects, and the near elimination of billable travel as a result of the COVID-19 pandemic. However, recurring revenues were strong, and subscriptions revenues grew 17%, marking our 60th consecutive quarter of double-digit subscription revenue growth. Our revenue mix and cost efficiencies contributed to a 120 basis point improvement in the non-GAAP operating margin to 26.9%.

"Bookings in the fourth quarter of approximately $333 million were relatively flat with last year, as the pandemic impacted the timing of some client decisions and pushed some deals out of the quarter. Our new business pipeline remains stable, but in some cases the timing of new contract executions is less predictable. Our largest contract signed in the fourth quarter, and the largest contract in our history, was an agreement with the Texas Office of Court Administration to extend our existing statewide electronic filing arrangement through at least 2027. Although the total value of the contract is approximately $98 million, very little of the value is included in backlog and bookings because of certain contract provisions. If the entire amount of the contract had been included, bookings growth for the quarter would have been approximately 28%.

"We are excited about our opportunities to accelerate revenue growth and achieve our margin objectives in 2021, as our elevated investments in product development and acquisitions in recent years have broadened our addressable market and strengthened our competitive position. We've learned a lot from the challenges of 2020. While 2021 will also be an unusual year, we are confident in our ability to continue to execute on our long-term initiatives in a manner that provides value for our shareholders, clients, and employees. Our plans for 2021 include increasing our investments to accelerate our move to the cloud, including significant additional development resources dedicated to optimizing our products for the cloud," added Moore.

Tyler Technologies Reports Earnings
For Fourth Quarter 2020
February 10, 2021

Guidance for 2021

As of February 10, 2021, Tyler Technologies is providing the following guidance for the full year 2021, which excludes the impact of any acquisitions which may be completed during the year:

•GAAP and non-GAAP total revenues are both expected to be in the range of $1.190 billion to $1.220 billion.
•GAAP diluted earnings per share are expected to be in the range of $4.03 to $4.21 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $5.65 to $5.77.
•Pretax non-cash, share-based compensation expense is expected to be approximately $116 million.
•Research and development expense is expected to be in the range of $88 million to $90 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately negative 16% after discrete tax items including approximately $67 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $39 million to $40 million, including approximately $3 million related to real estate and approximately $17 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $81 million, including approximately $53 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $116 million, and amortization of acquired software and intangible assets of approximately $53 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $67 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Wednesday, February 10, 2021 at 9:00 a.m. EST to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/sreg/10151750/e15a0630ce. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that will allow them to listen to the call live.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through February 17, 2021. To access

Tyler Technologies Reports Earnings
For Fourth Quarter 2020
February 10, 2021

the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10151750.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been named to Government Technology's GovTech 100 list five times and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged

Tyler Technologies Reports Earnings
For Fourth Quarter 2020
February 10, 2021

to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

21-9

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Software licenses and royalties	$17,465	$32,358	$73,164	$100,205
Subscriptions	93,997	80,330	350,648	296,352
Software services	42,676	52,220	186,409	213,061
Maintenance	118,409	113,644	467,513	430,318
Appraisal services	5,274	6,024	21,127	23,479
Hardware and other	5,464	4,261	17,802	23,012
Total revenues	283,285	288,837	1,116,663	1,086,427

Software licenses and royalties	292	1,258	3,339	3,938
Acquired software	7,964	7,997	31,962	30,642
Software services, maintenance and subscriptions	128,557	130,674	510,504	502,138
Appraisal services	4,150	4,031	15,945	15,337
Hardware and other	3,653	2,602	12,401	17,472
Total cost of revenues	144,616	146,562	574,151	569,527

Gross profit	138,669	142,275	542,512	516,900

Selling, general and administrative expenses	62,736	70,265	259,561	257,746
Research and development expense	22,411	21,170	88,363	81,342
Amortization of customer and trade name intangibles	5,486	5,683	21,662	21,445
Operating income	48,036	45,157	172,926	156,367
Other income, net	376	2,633	2,116	3,471
Income before income taxes	48,412	47,790	175,042	159,838
Income tax provision	(5,682)	1,000	(19,778)	13,311
Net income	$54,094	$46,790	$194,820	$146,527

Earnings per common share:
Basic	$1.34	$1.20	$4.87	$3.79
Diluted	$1.29	$1.15	$4.69	$3.65

Weighted average common shares outstanding:
Basic	40,404	39,076	40,035	38,640
Diluted	41,925	40,736	41,526	40,105

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of non-GAAP total revenues
GAAP total revenues	$283,285	$288,837	$1,116,663	$1,086,427
Non-GAAP adjustments:
Write-downs and adjustments to acquisition-related deferred revenue	45	(1,495)	478	4,557
Amortization of acquired subleases	78	83	313	372
Non-GAAP total revenues	$283,408	$287,425	$1,117,454	$1,091,356

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$138,669	$142,275	$542,512	$516,900
Non-GAAP adjustments:
Write-downs and adjustments to acquisition-related deferred revenue	45	(1,495)	478	4,557
Amortization of acquired leases	78	83	313	372
Share-based compensation expense included in cost of revenues	4,949	3,836	18,125	15,002
Amortization of acquired software	7,964	7,997	31,962	30,642
Non-GAAP gross profit	$151,705	$152,696	$593,390	$567,473
GAAP gross margin	49.0%	49.3%	48.6%	47.6%
Non-GAAP gross margin	53.5%	53.1%	53.1%	52.0%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$48,036	$45,157	$172,926	$156,367
Non-GAAP adjustments:
Write-downs of acquisition-related deferred revenue	45	(1,495)	478	4,557
Amortization of acquired leases	78	83	313	372
Share-based compensation expense	13,253	15,598	67,365	59,967
Employer portion of payroll tax related to employee stock transactions	703	693	3,294	1,745
Acquisition related costs	—	197	—	1,142
COVID-19 incremental costs	810	—	1,537	—
Amortization of acquired software	7,964	7,997	31,962	30,642
Amortization of customer and trade name intangibles	5,486	5,683	21,662	21,445
Non-GAAP adjustments subtotal	28,339	28,756	$126,611	$119,870
Non-GAAP operating income	$76,375	$73,913	$299,537	$276,237
GAAP operating margin	17.0%	15.6%	15.5%	14.4%
Non-GAAP operating margin	26.9%	25.7%	26.8%	25.3%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$54,094	$46,790	$194,820	$146,527
Non-GAAP adjustments:
Total non-GAAP adjustments to operating income	28,339	28,756	126,611	119,870
Tax impact related to non-GAAP adjustments	(24,102)	(17,371)	(92,175)	(53,819)
Non-GAAP net income	$58,331	$58,175	$229,256	$212,578
GAAP earnings per diluted share	$1.29	$1.15	$4.69	$3.65
Non-GAAP earnings per diluted share	$1.39	$1.43	$5.52	$5.30

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$4,949	$3,836	$18,125	$15,002
Selling, general and administrative expenses	8,304	11,762	49,240	44,965
Total share-based compensation expense	$13,253	$15,598	$67,365	$59,967

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$54,094	$46,790	$194,820	$146,527
Amortization of customer and trade name intangibles	5,486	5,683	21,662	21,445
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	15,068	14,260	59,339	54,899
Interest expense included in other income, net	154	155	610	1,564
Income tax (benefit) provision	(5,682)	1,000	(19,778)	13,311
EBITDA	$69,120	$67,888	$256,653	$237,746
Write-downs and adjustments to acquisition-related deferred revenue	45	(1,495)	478	4,557
Share-based compensation expense	13,253	15,598	67,365	59,967
Acquisition related costs	—	197	—	1,142
COVID-19 incremental costs	810	—	1,537	—
Adjusted EBITDA	$83,228	$82,188	$326,033	$303,412

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of free cash flow
Net cash provided by operating activities	$88,761	$76,193	$355,089	$254,720
Less: additions to property and equipment	(3,626)	(8,403)	(22,690)	(37,236)
Less: capitalized software development costs	(1,460)	(1,264)	(5,776)	(4,804)
Free cash flow	$83,675	$66,526	$326,623	$212,680

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	December 31, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$603,623	$232,682
Accounts receivable, net	382,319	374,089
Current investments and other assets	105,530	66,444
Income tax receivable	21,598	6,482
Total current assets	1,113,070	679,697

Accounts receivable, long-term portion	21,417	22,432
Operating lease right-of-use assets	18,734	18,992
Property and equipment, net	168,004	171,861

Other assets:
Goodwill	838,428	840,117
Other intangibles, net	331,189	378,914
Non-current investments	82,640	42,235
Other non-current assets	33,792	37,366

Total assets	$2,607,274	$2,191,614

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$97,095	$90,211
Operating lease liabilities	5,904	6,387
Deferred revenue	461,278	412,495
Total current liabilities	564,277	509,093

Revolving line of credit	—	—
Deferred revenue, long-term	100	199
Deferred income taxes	40,507	48,442
Operating lease liabilities, long-term	16,279	16,822
Shareholders' equity	1,986,111	1,617,058

Total liabilities and shareholders' equity	$2,607,274	$2,191,614

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$54,094	$46,790	$194,820	$146,527
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	20,911	20,125	81,657	76,672
Share-based compensation expense	13,253	15,598	67,365	59,967
Provision for losses - accounts receivable	3,517	1,636	3,517	1,636
Operating lease right-of-use assets - non cash	1,549	1,418	5,782	5,397
Deferred income tax (benefit) expense	(5,478)	4,241	(7,936)	(6,088)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	915	(13,615)	9,884	(29,391)
Net cash provided by operating activities	88,761	76,193	355,089	254,720

Cash flows from investing activities:
Additions to property and equipment	(3,626)	(8,403)	(22,690)	(37,236)
Purchase of marketable security investments	(45,289)	(27,420)	(156,618)	(54,742)
Proceeds from marketable security investments	20,948	13,942	82,742	70,796
Purchase of equity investment of common shares	—	—	(10,000)	—
Proceeds from the sale of equity investment of preferred shares	—	—	15,000	—
Capitalized software development costs	(1,460)	(1,264)	(5,776)	(4,804)
Cost of acquisitions, net of cash acquired	(1,031)	(18,864)	(1,292)	(218,734)
Decrease (increase) in other	301	198	314	(295)
Net cash used by investing activities	(30,157)	(41,811)	(98,320)	(245,015)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	—	—	—
Purchase of treasury shares	—	—	(15,484)	(17,786)
Payment of contingent consideration	—	—	(5,619)	—
Proceeds from exercise of stock options	23,631	34,613	124,363	96,908
Contributions from employee stock purchase plan	2,703	2,249	10,912	9,576
Net cash provided by financing activities	26,334	36,862	114,172	88,698

Net increase in cash and cash equivalents	84,938	71,244	370,941	98,403
Cash and cash equivalents at beginning of period	518,685	161,438	232,682	134,279

Cash and cash equivalents at end of period	$603,623	$232,682	$603,623	$232,682